UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission only (only as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

CHANTICLEER HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2017

Dear Stockholder:

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Chanticleer Holdings, Inc. (“we”, “us” or the “Company”), will be held at 10:00 a.m. EDT, on Monday, May 15, 2017 at the Company’s principal executive offices, 7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226, to conduct the following items of business:

1.	To elect Michael D. Pruitt, Gregory E. Kraut, Neil C. Kiefer, Keith J. Johnson, and Russell J. Page to serve a one-year term until their respective successors are duly elected and qualified or until their death, resignation, removal or disqualification.

2.	To authorize the Company’s Board of Directors, in its sole discretion, to amend the Company’s certificate of incorporation (as amended, the “Company Certificate”) to effect a reverse stock split between one-for two (1:2) and one-for-ten (1:10) by June 30, 2017.

3.	To approve an amendment to the Company bylaws to authorize the Board of Directors to set the maximum size of the board between five and nine seats, from time to time.

4.	To approve, on an advisory basis, the compensation of our Named Executive Officers (as defined in the Proxy Statement).

5.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

All holders of record of our common stock as of 5:00 p.m. EDT on April 17, 2017, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during the ten days prior to the Annual Meeting, during ordinary business hours, at Chanticleer Holdings’ principal offices as well as at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

Whether or not you plan to attend the Annual Meeting, please cast your vote as instructed under “Voting Procedures” in the Proxy Statement as promptly as possible. You may vote over the Internet or by telephone as instructed on the Notice or by mailing in your paper proxy card if you received one. If you did not receive a paper proxy card, you may request a paper proxy card to submit your vote by mail, if you prefer.

By Order of the Board of Directors,

/s/ Michael D. Pruitt
Michael D. Pruitt
Chairman, President and Chief Executive Officer

/s/ Kathi Fath
Kathi Fath
Secretary
Charlotte, NC	April 17, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on May 15, 2017

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available on the Internet at https://www.iproxydirect.com/HOTR

CHANTICLEER HOLDINGS, INC.

7621 Little Avenue, Suite 414
Charlotte, NC 28226

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON MAY 15, 2017

Procedural Information

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Chanticleer Holdings, Inc. (hereinafter referred to as “we”, “us”, “Company” or “Chanticleer”), for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Eastern Daylight Time on Monday, May 15, 2017 at our principal executive offices, 7621 Little Avenue, Suite 414, Charlotte, NC 28226.

The Notice of Annual Meeting, Proxy Statement, and form of proxy are first being provided to our stockholders on or about April 17, 2017.

All stockholders are cordially invited to attend the Annual Meeting in person.

At the annual meeting, stockholders will be asked to vote on five proposals and to transact any business that properly comes before the annual meeting or any adjournments or postponements thereof.

Record Date and Voting Rights

Only stockholders of record at the close of business on April 17, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had [  ] shares of common stock issued and outstanding and held by [  ] registered stockholders of record. Each share of common stock outstanding on the Record Date entitles the holder thereof to one vote.

If your shares are registered in the name of a bank or brokerage firm (each, a “record holder”), you will receive instructions from your bank or brokerage firm that must be followed in order for the record holder to vote the shares per your instructions. You may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your bank or brokerage firm that holds your shares.

Voting Procedures

If you are a stockholder of record as of the Record Date, you may vote your shares over the Internet or by telephone by following the instructions set forth on the Notice or the proxy card mailed to you or by mailing in a completed proxy card. Your shares will be voted at the Annual Meeting in the manner you direct. The Internet voting procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card. Stockholders voting via the Internet should understand that there may be costs associated with voting in these manners, such as usage charges from Internet service providers, which must be borne by the stockholder.

Votes submitted by mail, telephone, or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2017. Submitting your vote by mail, telephone, or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your bank or brokerage firm that must be followed in order for the record holder to vote the shares per your instructions. Banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the phone, as well as instructions for requesting a hard copy of the proxy materials and proxy card.

Quorum

Our bylaws provide that the holders of a majority of the common stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum at the annual meeting.

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Broker Non-Votes

Brokers that are members of certain securities exchanges and that hold shares of our common stock in street name on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the applicable rules governing such brokers, the proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote using their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. The proposals to elect directors, to authorize the Company to amend its certificate of incorporation to effect a reverse stock split, to approve an amendment to the Company bylaws to authorize the Board of Directors to set the maximum size of the board between five and nine seats, from time to time, and to approve the compensation of our Named Executive Officers are each considered “non-discretionary”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Voting Requirements

With respect to the election of directors, assuming a quorum is present, the affirmative vote of a plurality of the votes cast by holders of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to elect each nominee. With respect to the proposals to authorize the Company to possibly amend its certificate of incorporation to effect an up to 1-for-10 reverse stock split, to increase the number of directors on the board from five to nine, to approve the compensation of our Named Executive Officers, and to ratify the appointment of our independent registered public accounting firm, assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve each proposal. The approval to approve the compensation of our Named Executive Officers is, however, non-binding and advisory. For purposes of the votes on election of directors and compensation of our Named Executive Officers, abstentions and broker non-votes will not be counted and, therefore, will have no impact on the outcome on each proposal. The vote to ratify the appointment of our independent registered public accounting firm is discretionary. Abstentions will not be counted; however, brokers may vote your uninstructed shares.

Solicitation of Proxies

Chanticleer Holdings will pay the costs of soliciting proxies. In addition to the use of mail, proxies may be solicited by personal or telephone conversation, facsimile, electronic communication, posting on the Company’s website, http://www.chanticleerholdings.com, and by the directors, officers, and employees of Chanticleer Holdings, for which they will not receive additional compensation. The Company may reimburse brokerage firms and other owners representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Proxies and ballots will be received and tabulated by the inspector of election for the Annual Meeting. The inspector of election will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining or withholding on any or all matters.

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the annual meeting. If our final voting results are not available within four business days of the annual meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Revocation of Proxies

If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote your shares in the manner recommended by the Board on all matters in this Proxy Statement and as they may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to Secretary, Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by submission over the Internet), or (iii) attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke your previously submitted proxy.

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Stockholder Advisory Votes

The current frequency of stockholder advisory votes on executive compensation is annually. The next stockholder advisory vote on the compensation paid to our Named Executive Officers and on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers will occur at the Company’s 2019 annual meeting.

Proposal 1: Election of Directors

Under our bylaws, the Board consists of no less than five members, as determined by the Board or the stockholders from time to time. As of the date hereof, the Board consists of five members. Each director is elected annually to serve for a one-year term and until his successor is duly elected and qualified or until his death, resignation, removal, or disqualification. All nominees presently serve as directors. There are no family relationships among any of our directors or officers. We intend that the proxy holders will vote properly returned proxies to elect the five nominees listed below as directors, unless the authority to vote is withheld.

The names of the nominees for election to the Board and biographical information follow:

Michael D. Pruitt	Age: 56	Chairman, President and CEO since June 2005

Michael Pruitt founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments, in 1999. In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm. In February 2005, Mr. Pruitt formed Chanticleer Holdings, Inc., which commenced operations in June 2005 with him as Chairman of the Board of Directors and President, roles he continues to serve today. In January 2011, Mr. Pruitt became a director of the board of Hooters of America, LLC. Mr. Pruitt received a Bachelor of Arts degree from Coastal Carolina University in Conway, South Carolina, where he sits on the Board of Visitors of the E. Craig Wall Sr. College of Business Administration, the Coastal Education Foundation Board, and the Athletic Committee of the Board of Trustees.

Keith J. Johnson	Age: 59	Board Member since November 2007

Keith Johnson is the Chief Financial Officer of Watertech Equipment & Sales. He served as the Manager of Business Development for Hudson Technologies from November 2012 through September 2013. From August 2010 through November 2012, Mr. Johnson was President of Efficiency Technologies, Inc., the wholly owned operating subsidiary of Efftec International, Inc. He was the President and Chief Executive Officer of YRT² (Your Residential Technology Team) in Charlotte, North Carolina, since 2004. Mr. Johnson has a BS in accounting from Fairfield University in Fairfield, Connecticut. Mr. Johnson has served on our Board of Directors since April 2007 and currently is the chair of our Audit Committee and a member of our Compensation Committee. Mr. Johnson was asked to serve as director based in part on his financial expertise and general proven success in business.

Neil G. Kiefer	Age: 65	Board Member since January 2017

Neil Kiefer is the Chief Executive Officer of Hooters Management Corporation, Hooters, Inc., and all its affiliated companies, a position he has held since May 1992. In 1994 Mr. Kiefer was appointed to the boards of those entities, and he continues to serve on those boards. He was also Chief Executive Officer of the Hooters Casino Hotel in Las Vegas, Nevada from 2006 – 2012. Mr. Kiefer received his bachelor’s degree from Bethany College in Bethany, West Virginia and received his law degree from Hofstra University in Hempstead, New York. He was admitted to the Florida Bar in 1979. Mr. Kiefer has served on our board since January 2017 and is a member of the Compensation Committee. He was asked to serve as director based in part on his extensive knowledge of the fast-casual dining industry, board membership experience, and overall business acumen.

Gregory E. Kraut	Age: 41	Board Member since September 2016

Gregory Kraut joined K Property Group in 2017 as a managing partner where he oversees the strategic direction of the company, development, asset management, and leasing. Prior to joining K Property Group, Mr. Kraut was the Founding Principal and Managing Director of Avison Young’s New York office from September 2011 to January 2017. Mr. Kraut is on the B’nai B’rith Real Estate Board of Directors and the AIPAC Real Estate Division Executive Council. He previously served as an Independent Director of Plymouth REIT. He is currently a member of our Audit and Compensation Committees. Mr. Kraut was asked to serve as a director based in part on his knowledge of real estate and his proven success in business.

Russell J. Page	Age: 74	Board Member since January 2013

Russell Page is a Senior Vice President of Business Development with Paragon Bank. He is a 35-year investor relations executive and is the founder and principal of Rusty Page & Company, a unique equity marketing and investor relations consulting firm. He sat on the Board of Directors of The Diamond Hill Financial Trends Fund until 2013. Mr. Page previously served as Senior Managing Director of The NASDAQ Stock Market, as well as Senior Vice President and Equity Marketing Executive for NationsBank Corporation, the predecessor of Bank of America. Mr. Page has served on our Board of Directors since January 2013 and currently is a member of our Audit Committee. Mr. Page was asked to serve as a director based in part on his significant investor relations knowledge, board membership experience, and familiarity with The NASDAQ Stock Market.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” the ELECTION
OF THE NOMINEES LISTED ABOVE.

Corporate Governance

Board Purpose and Responsibilities

The business of Chanticleer is managed under the direction of its Board. The Board represents and acts on behalf of all stockholders and the Company. The Board is responsible for establishing and helping the Company achieve its business objectives through oversight, review, and counsel. The Board’s responsibilities include, among other things:

●	Approving and monitoring critical business and financial strategies;

●	Accessing major risks facing the Company and options for mitigation;

●	Approving and monitoring major corporate actions;

●	Overseeing processes designed to ensure the Company and its employees’ compliance with applicable laws and regulations and the Company’s Code of Ethics;

●	Overseeing processes designed to ensure the accuracy and completeness of the Company’s financial statements;

●	Monitoring the effectiveness of our internal controls;

●	Selecting, evaluating, and setting proper compensation for the chief executive officer and other executive officers upon the recommendation of the Compensation Committee; and

●	Reviewing the recommendations of management for, and electing, our executive officers.

Director Independence

In accordance with the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), the Board must consist of a majority of independent directors. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board considered several factors including the purchase or sales of goods and/or services between the Company and an entity with which a director is affiliated, and reviewed information provided by the directors and our management with regard to each director’s business and personal activities as they may relate to us and our management. As a result of this review, the Board determined that Messrs. Johnson, Kiefer, Kraut, and Page are “independent directors” as defined under NASDAQ rules.

Audit Committee

We have a separately designated standing audit committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is currently made up of Messrs. Johnson (Chairman), Kraut, and Page. The Board has determined that Mr. Johnson meets the requirements of an audit committee financial expert and he serves as Chairman of the Audit Committee. All members are independent pursuant to applicable SEC rules and regulations and NASDAQ listing standards. The Audit Committee met four times in 2016. The Audit Committee is governed by a written charter approved by the Board, which is available on our website at www.chanticleerholdings.com under “Investor Relations – Governance Documents”.

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and report the result of its activities to the Board. Such responsibilities include, but are not limited to, the selection and, if necessary, the replacement of our independent auditors and review and discussion with such independent auditors of (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including our system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in our Annual Report on Form 10-K (“Annual Report”).

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Report of Audit Committee

The Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing, and financial reporting practices. In performing its oversight responsibilities regarding the audit process, the Audit Committee:

●	Reviewed and discussed the audited financial statements with management;

●	Discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

●	Received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to in these three items, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC.

Members of the Audit Committee

Keith Johnson (Chairman)
Gregory Kraut
Russell Page

Compensation Committee

We have a separately-designated standing Compensation Committee, established in accordance with SEC rules and regulations and NASDAQ listing standards, which is currently made up of Messrs. Johnson, Kiefer, and Kraut. The Board designates which directors will serve as the members of the compensation committee. All members are independent pursuant to applicable SEC rules and regulations and NASDAQ listing standards. Also, the Board has determined that each such member meets the requirements of a “non-employee director” under Rule 16b-3 under the Exchange Act and meets the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met during board meetings held in 2016. The Compensation Committee is governed by a written charter approved by the Board, which is available on our website at www.chanticleerholdings.com under “Investor Relations – Governance Documents”.

The responsibilities of the Compensation Committee include overseeing the evaluation of executive officers (including the Chief Executive Officer) of the Company, determining the compensation of executive officers of the Company, and overseeing the management of risks associated therewith. The Compensation Committee determines and approves the Chief Executive Officer’s compensation. The Compensation Committee also administers our equity-based plans and makes recommendations to the Board with respect to actions that are subject to approval of the Board regarding such plans. The Compensation Committee also reviews and makes recommendations to the Board with respect to the compensation of directors. The Compensation Committee monitors the risks associated with our compensation policies and practices as contemplated by Item 402(s) of Regulation S-K. In setting 2016 compensation, the Compensation Committee did not retain a compensation consultant.

Nominating Committee

We currently do not have a standing nominating committee. Board nominees are selected or recommended for the Board’s selection by independent directors constituting a majority of the board’s independent directors in a vote in which only the independent directors participate.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. The Board’s independent directors are responsible for identifying, screening, and recommending to the Board qualified candidates for membership. The Board has authority to retain and approve the compensation of search firms to be used, if any, to identify director candidates. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board.

In considering possible candidates for election as a director, the Board is guided by the following principles: (a) each director should be an individual of the highest character and integrity; (b) each director should have substantial experience which is of particular relevance to the Company; (c) each director should have sufficient time available to devote to the affairs of the Company; and (d) each director should represent the best interests of the stockholders as a whole rather than special interest groups.

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We also consider a candidate’s (a) economic, technical, scientific, academic, financial, and other expertise, skills, knowledge and achievements useful to the oversight of our business; (b) ability to be found suitable by all regulatory agencies; (c) diversity of viewpoints, background, and experience; and (d) ability to join with the other Board members in building a Board that is effective, collegial, and responsive to our needs as well as those of our stockholders.

The Board’s independent directors will consider stockholder recommendations from Board members, stockholders, and third parties for candidates for the Board using the same criteria described above. Once candidates have been identified, the Board’s independent directors will determine whether such candidates meet the minimum qualifications for director nominees established in the charter and under applicable laws, rules, or regulations and make a recommendation to the full Board. The full Board, taking into consideration the recommendations of the Board’s independent directors, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.

Stockholders may submit nominees for our consideration. When submitting a nomination to us, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any. In addition, under our bylaws, a stockholder’s written notice regarding a proposed nominee must include (in addition to any information required by applicable law or the Board): (i) the name and address of the stockholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the stockholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the stockholders; (iv) any material interest, direct or indirect, which the stockholder or beneficial owner may have in the business described in the notice; (v) a representation that the stockholder is a holder of record of shares of Chanticleer Holdings, Inc. entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to present the proposal; and (vi) a consent signed by each nominee to serve as a director if elected. Certain specific notice deadlines also apply with respect to submitting director nominees. See “Proposals for 2018 Annual Meeting”.

No candidates for director nominations were submitted to the Board by any stockholder in connection with the annual meeting.

Code of Ethics

The Board adopted a Code of Ethics for all officers or persons performing similar functions, which was effective May 23, 2005 and was filed as Exhibit 14 to our Annual Report on Form 10-K/A dated December 31, 2007. The Code of Ethics and other governance documents require that Chanticleer’s executive officers affirmatively agree to:

●	Engage in honest and ethical conduct;

●	Avoid conflicts of interest;

●	Take all reasonable measures to protect the confidentiality of non-public information about Chanticleer and its investors;

●	Produce full, accurate, timely and understandable disclosure in reports filed by the SEC;

●	Comply with any applicable governmental laws, regulations; and

●	Report any possible violation of the Code to our chief financial officer.

A copy of the Code of Ethics is available on our website at www.chanticleerholdings.com under “Investor Relations – Governance Documents” and will be furnished to any stockholder without charge upon written request. Such requests should be sent to Secretary, Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226. If the Company amends or waives the Code of Ethics with respect to the chief executive officer, principal financial officer, or principal accounting officer, it will describe the amendment or waiver in a Form 8-K to be filed with the SEC under applicable regulations.

Board Leadership Structure

The Board believes that the Company and its stockholders have been and will continue to be well served by having the Company’s Chief Executive Officer serve as Chairman of the Board. Mr. Pruitt has led our strategic planning and our acquisition strategy as well as our operational integration and execution strategy. The Board believes that the current leadership of the Board, when combined with the other elements of our corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of the Company’s business and affairs.

The Board is composed of a majority of independent directors. Our Audit Committee and Compensation Committee are each composed solely of independent directors. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings industry, competitive and company-specific experience and expertise. The Board believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. Notwithstanding the above, the Board recognizes that, in the future, circumstances may necessitate that the roles of Chairman and Chief Executive Officer be separated, and, therefore, the Board retains the authority to separate the roles if it were to determine that such a division might be appropriate in the future.

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One of the key responsibilities of the Board is to assist management in developing strategic direction and then holding management accountable for the execution of strategy once it is developed. The Board believes, at this time, the combined role of Chairman and Chief Executive Officer, together with the independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

While the Board has not formally appointed a lead independent director, the Board believes that the current composition of the Board and the functioning of the independent directors effectively maintain independent oversight of the Company’s management. Four out of five of the Company’s directors are independent, and the chair and members of each of the Company’s Audit Committee and Compensation Committee are independent directors. As a result, independent directors oversee all significant matters affecting the Company, including the Company’s financial statements, executive compensation matters, the nomination and assessment of directors, and the risk management practices. Independent directors meet in regular executive sessions not attended by the non-independent director and management in conjunction with each regular Board meeting and as they otherwise deem appropriate. At each executive session, the respective chair of the Board Committee relating to the specific matter discussed by the independent directors leads the discussion.

Following each executive session, the independent directors report the results of the discussions to the full Board, as appropriate. These discussions are led by the appropriate Committee chair. Additional executive sessions may be convened at any time at the request of an independent director, and, in such event, the independent director chairperson of the most closely associated Committee to the discussed topic leads the discussion and the report to the full Board. During executive sessions directors also discuss and propose matters to be included in the agenda for future Board meetings.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks that we face. The Board has oversight responsibility of the processes established to report and monitor systems for material risks that apply to us and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Audit Committee periodically reviews enterprise-wide risk management, which focuses primarily on financial and accounting, legal and compliance, and other risk management functions. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The full Board considers strategic risks and opportunities and regularly receives reports from the committees regarding risk oversight in their areas of responsibility.

Meeting Attendance

All directors attended at least 75% of the Board and assigned committee meetings during the fiscal year ended December 31, 2016. During fiscal 2016, the Board held 10 meetings. It is our policy to encourage all of our directors to attend our annual meeting of stockholders. One of our directors attended the 2016 annual meeting of stockholders.

Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to Board (Attention: (Name(s) of director(s), as applicable)), c/o Secretary, Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Any communication so received will be processed by the Secretary and conveyed to the member(s) of the Board named in the communication or to the Board.

Procedures for Reporting Complaints about Accounting and Auditing Matters

If an employee or other interested third party believes that the Company or any of its directors, officers, employees, or agents has engaged in fraudulent or otherwise illegal or inappropriate acts relating to the Company’s accounting, internal accounting controls, or auditing matters, that person should report the potential violation to the Chair of the Audit Committee of the Company by referring all complaints to AuditChair@chanticleerholdings.com in accordance with the guidelines in the Whistleblower Policy, which is available on our website at www.chanticleerholdings.com under “Investor Relations – Governance Documents”. After reviewing the complaint, the Chair of the Audit Committee will use his reasonable judgment to determine whether enough evidence exists to begin a formal investigation. The Chair of the Audit Committee shall communicate his decision to the person who made the complaint (unless it was made anonymously), the full Audit Committee and Board of Directors, and members of management when appropriate. If the Chair of the Audit Committee determines that a formal investigation should be made, the full Audit Committee shall review all the facts and evidence then existing and make a determination as to whether a formal investigation should proceed. If the full Audit Committee decides that a formal investigation is appropriate, then the Chair of the Audit Committee shall oversee and conduct the formal investigation. The Chair of the Audit Committee shall regularly report his progress to the full Audit Committee and shall make a final report to the Audit Committee and the Board of Directors when the investigation is completed. The Chair of the Audit Committee may retain outside counsel or other advisors if he deems it necessary to carry out the investigation. After the formal investigation, the Audit Committee shall determine what corrective action, if any, is appropriate. The Audit Committee shall, when appropriate, inform Company management of a violation so that management may take the appropriate or required corrective action, including reporting the violation to the appropriate governmental authorities.

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Executive Officers

The following section sets forth the names, ages, and current positions with the Company held by the executive officers and significant employees as of December 31, 2016, together with the year such positions were assumed. There is no immediate family relationship between or among any of the executive officers or significant employees, and the Company is not aware of any arrangement or understanding between any executive officer and any other person pursuant to which he was elected to his current position.

Michael D. Pruitt	Age: 56	Chairman, President and Chief Executive Officer

Information regarding Mr. Pruitt is set forth in the director profiles above.

Eric S. Lederer	Age: 50	Chief Financial Officer

Eric Lederer joined Chanticleer Holdings in February 2011 as Controller and was appointed CFO in June 2012. He previously served as Controller of PokerTek, Inc., a NASDAQ-listed gaming technology company. Mr. Lederer was the Controller of OneTravel Holdings, Inc., an AMEX-listed holding company primarily involved in the travel industry. Prior to OneTravel, Mr. Lederer worked as the Controller in privately-held companies in the entertainment industry and at a New York City CPA firm. Mr. Lederer received his Bachelor of Science degree in Accounting from Lehigh University.

Mark Roberson	Age: 51	Chief Operations Officer

Mark Roberson joined Chanticleer Holdings in May 2015. He previously served as the Chief Executive Officer and Chief Financial Officer of PokerTek, Inc., a NASDAQ-listed gaming technology company. He has more than 20 years of financial and operational management experience, including Curtiss-Wright, Inc. a NYSE-listed aerospace and defense contractor, Krispy Kreme Doughnut Corporation, a NYSE-listed fast-casual restaurant franchisor and operator, and LifeStyle Furnishings International, a $2 billion private equity backed furniture manufacturer. Mr. Roberson is a CPA who spent seven years in public accounting with Ernst & Young and PricewaterhouseCoopers. He earned an MBA from Wake Forest University, a BS in Accounting from UNC-Greensboro and a BS in Economics from Southern Methodist University. He currently serves on the Board of Directors and chairs the Audit and Governance Committees for Auxillio, Inc. (NYSE:AUXO).

Rich Adams	Age: 54	President, American Roadside Burgers, Inc.

Rich Adams has more than 35 years of restaurant experience starting at the age of 16 scrubbing sidewalks for Carl’s Jr Restaurants. There, he worked his way through the ranks where he ultimately served as Regional Vice President. After 21 years with CKE, Rich moved to Louisiana where he became the Area Vice President for a Burger King Franchisee and led 100 restaurants. Mr. Adams joined Bojangles’ Restaurants in Charlotte, North Carolina and served for 10 years in different capacities, including Director of Training, and Vice President of Franchise Operations. In his five years as Bojangles’ Regional Vice President of Company Operations he led the company’s core market in Charlotte. Mr. Adams joined the Company’s subsidiary, American Roadside Burgers, Inc., in November of 2013 as the President and Chief Operating Officer, and he continues to serve in these roles.

Executive Compensation

Overview

The Compensation Committee sets the compensation of our executive officers. Our objectives with respect to compensation of our executive officers are to: (1) link executive compensation to our business strategy execution and performance; (2) offer compensation designed to attract, retain, and reward key executive officers; and (3) offer salary, cash bonus, and incentive compensation pay opportunities that are competitive in the marketplace, recognize achievement of our business strategy objectives, and align the long-term interests of executive officers with those of our stockholders. The primary objectives that we consider are market penetration of product, revenue growth, and analysis of our financial performance as compared to our internal plans and projected forecasts.

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The material elements of our compensation program for our Named Executive Officers are annual cash compensation and long-term incentive compensation. Our Named Executive Officers are eligible to participate in our health and welfare benefit plans generally available to our other employees.

Annual Cash Compensation

The annual base salaries of our executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the individual executive officer’s performance by the Compensation Committee. The Compensation Committee’s evaluation is based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers at comparable companies, the performance of each executive officer during the prior calendar year, our performance during the prior calendar year, and the recommendations submitted to the Compensation Committee. Please see the “Salary” column in the 2016 Summary Compensation Table below for the base salary amounts received by each Named Executive Officer in 2016.

At its discretion, the Compensation Committee may also recommend that cash bonuses be paid to our executive officers. The Compensation Committee did not recommend cash bonuses for any of the Named Executive Officers in 2016.

Long-Term Equity Compensation

The Chanticleer Holdings, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), which was approved by our stockholders on January 31, 2014 and became effective on February 2, 2014, was established to encourage and enable selected employees, directors, and independent contractors of the Company and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in the Company in order to promote a closer identification of their interests with those of the Company and our stockholders and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. The 2014 Plan’s purpose will be carried out by the granting of awards to selected participants. The types of awards authorized under the 2014 Plan include: options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding Stock Appreciation Rights (“SARs”) and/or related SARs; restricted awards in the form of restricted stock awards and restricted stock units; performance awards in the form of performance shares and performance units; phantom stock awards; other stock-based awards; and dividend equivalent awards. The Compensation Committee granted 150,000 restricted stock units under the 2014 plan during the 2016 fiscal year.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the corporate tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes the goals consists only of “outside directors”. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the stock option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which stock options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors within the meaning and as defined by Section 162(m) and the regulations thereunder. Historically, the combined salary and bonus of each of our executive officers has been below this $1 million limit. The Compensation Committee’s present intention is to grant future compensation that does not exceed the limitations of Code Section 162(m).

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Summary Compensation Table

The following table summarizes all compensation received by our Chief Executive Officer, Chief Operating Officer and Chief Operating Officer of ARB, our “Named Executive Officers “for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Total
Michael D. Pruitt (1)	2016	$286,597	$-	$-	$286,597
President and Chief Executive Officer	2015	$263,300	$10,000	$-	$273,300

Rich Adams (2)	2016	$216,751	$-	$82,500	$299,251
President and Chief Operating Officer of ARB	2015	$200,000	$-	$-	$200,000

Mark Roberson (3)	2016	$209,397	$-	$-	$209,397
Chief Operating Officer	2015	$162,292	$-	$51,614	$213,906

(1)	Mr. Pruitt sits on the Hooters of America, LLC board of directors. The Company receives annual payments of $100,000 from Hooters of America, LLC while Mr. Pruitt serves on its board.

(2)	Mr. Adams received a restricted stock unit award of 150,000 units on October 1, 2016.

(3)	Mr. Roberson joined the company in May 2015 and received 14,663 shares of common stock as a signing bonus.

Narrative to Summary Compensation Table

Employment Agreements

Mr. Pruitt and Mr. Roberson are not employed pursuant to employment agreements with Chanticleer Holdings.

During 2016, Mr. Adams was employed pursuant to an employment agreement with American Roadside Burgers, Inc., a wholly owned subsidiary of Chanticleer Holdings, Inc. His employment agreement was effective October 28, 2013 for an initial two-year term. The employment agreement automatically renewed October 28, 2015 for a one-year term and again on October 1, 2016 for a two-year term.

Pursuant to this agreement, Mr. Adams is entitled to receive a base salary of $235,000. He also received 150,000 restricted stock units at the execution of the agreement. These restricted stock units vest 50% at January 1, 2018 and 50% at January 2019.

In the event we terminate Mr. Adams’ employment involuntarily or if he voluntarily terminates his employment as a result of, and within 12 months of, a Change of Control of the Company (as defined in the employment agreement) he is entitled to severance in the form of continuation of his base salary for twelve months. In addition, he is entitled to a lump sum payment equivalent to the total amount of health care premiums paid by the Company on his behalf over the twelve months’ preceding the termination for use in paying for continuing healthcare benefits afforded through COBRA. If he is terminated for cause or if he voluntarily terminates his employment with us for any reason other than as related to a Change in Control of the Company, he would not receive severance pay or any such other compensation.

In addition, Mr. Adams is also subject to customary restrictive non-competition and non-solicitation covenants.

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Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2016.

Stock awards
Name	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested

Michael Pruitt	-	-

Richard Adams	150,000	$63,000

Mark Roberson	-	-

Policies and Procedures for Review and Approval of Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship between the Company and one of our executive officers, directors, director nominees or 5% or greater stockholders (or their immediate family members), each of whom we refer to as a “related party”, in which such related party has a direct or indirect material interest.

The Audit Committee reviews related party transactions prior to the transactions. In evaluating related party transactions, the Audit Committee considers all factors it deems appropriate, including, without limitation, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, and whether products or services of a similar nature, quantity, or quality are readily available from alternative sources. Any related party transactions that are ongoing in nature will be reviewed annually at a minimum.

Our Audit Committee is responsible for reviewing and approving all related party transactions for potential conflict of interest situations. A related party transaction refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

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Related Person Transactions

Due to related parties

The Company has received non-interest bearing loans and advances from related parties. The amounts owed by the Company as of December 31, 2016 and 2015 are as follows:

	December 31, 2016	December 31, 2015

Hoot SA I, LLC	$-	$12,963
Chanticleer Investors, LLC	194,350	-
	$194,350	$12,963

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons beneficially owning more than 5% of the outstanding common stock of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% beneficial owners of common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, the Company believes that during the fiscal year ended December 31, 2016, all of our officers and directors filed timely filed reports required by Section 16(a).

Director Compensation

The following table reflects compensation earned for services performed in 2016 by our non-employee directors. A director who is a Company employee, such as Mr. Pruitt, does not receive any compensation for service as a director. The compensation received by Mr. Pruitt as an employee of the Company is shown above in the Summary Compensation Table.

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Director Compensation Table

The following table summarizes the compensation paid to our directors for the fiscal year ended December 31, 2016.

Name	Director Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards	Total

Michael Carroll (2)	$10,500	$-	$-	$10,500

Russell J. Page	$12,000	$-	$-	$12,000

Paul I. Moskowitz (3)	$10,500	$-	$-	$10,500

Keith J. Johnson	$12,000	$-	$-	$12,000

Paul G. Porter (4)	$1,500	$-	$-	$1,500

Gregory E. Kraut (5)	$1,500	$-	$-	$1,500

Neil G. Kiefer (6)	$-	$-	$-	$-

(1)	Director fees of $1500 per quarter have been accrued for 2015 and 2016.

(2)	Mr. Carroll resigned in September 2016.

(3)	Mr. Moscowitz resigned in September 2016.

(4)	Mr. Porter was appointed to the board in September 2016; he resigned in January 2017.

(5)	Mr. Kraut was appointed to the board in September 2016.

(6)	Mr. Kiefer was appointed to the board in January 2017.

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Equity Compensation Plan Information

The following table provides information with respect to securities authorized for issuance under all of our equity compensation plans as of April 3, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column(a))
	(a)	(b)	(c)

Equity compensation plan approved by security holders	325,340	-	3,674,660

Equity compensation plan not approved by security holders	-	-	-

Proposal 2: APPROVAL OF A POSSIBLE 1-FOR-2 REVERSE SPLIT OF THE COMPANY’S COMMON STOCK, IN THE DISCRETION OF OUR BOARD OF DIRECTORS

General

Our Board of Directors has unanimously approved an amendment to our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-two (1:2) to one-for-ten (1:10). You are now being asked to vote upon this amendment to our certificate of incorporation. Should we receive the required stockholder approval, the Board of Directors will have the sole authority to elect, at any time prior to June 30, 2017: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares of our common stock, between and including two and ten, which will be combined into one share of our common stock. The Board of Directors believes that providing the flexibility for the Board to choose an exact split ratio based on then-current market conditions is in the best interests of the Company and its stockholders. Even with stockholder approval of this proposal, the Board of Directors would not be obligated to pursue the reverse stock split. However, the Board of Directors has committed to Nasdaq Listing Qualifications to effect the split.

If approved by the stockholders and following such approval the Board of Directors determines that affecting a reverse stock split is in our best interests and those of our stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware. The amendment filed thereby will contain the number of shares approved by the stockholders and selected by the Board within the limits set forth in this Proposal to be combined into one share of our common stock. Only one such amendment will be filed, if at all, and the other amendments will be abandoned in accordance with Section 242(c) of the Delaware General Corporation Law.

Although we presently intend to effect the reverse stock split only if necessary to regain compliance with The Nasdaq Capital Market’s minimum bid requirement, under Section 242(c) of the Delaware General Corporation Law, the Board has reserved the right, notwithstanding the stockholders’ approval of the proposed amendment of the certificate of incorporation at the Annual Meeting, to abandon it at any time without further action by the stockholders before the amendment of the certificate of incorporation is filed with the Secretary of State of the State of Delaware. The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the certificate of incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our common stock, business developments, and our actual and projected financial performance.

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The Purpose of the Reverse Stock Split

Our primary objective in effectuating the reverse stock split (“Reverse Stock Split”) is to attempt to raise the per share trading price of our common stock in an effort to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum bid of $1.00 per share.

The Nasdaq Listing Qualifications Department (“Staff”) notified us on February 18, 2016 that the bid price of our common stock had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2). Therefore, in accordance with Listing Rule 5810(c)(3)(A), we were provided 180 calendar days, or until August 16, 2016, to regain compliance with the Rule. Subsequently, on August 17, 2016, we were provided an additional 180 calendar day compliance period, or until February 13, 2017, to demonstrate compliance.

We did not regain compliance with Listing Rule 5550(a)(2) and received a delisting determination from Nasdaq on February 14, 2017. We appealed the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing request stayed the suspension of our securities and the filing of the Form 25-NSE (which Form would remove our securities from listing and registration on The Nasdaq Stock Market) pending the Panel’s decision. The hearing was held on March 30, 2017 and we are awaiting the Panel’s decision.

As part of its plan to regain compliance, our Board of Directors has approved the Reverse Stock Split at a ratio of up one-for-two (1:2) up to one-for-ten (1:10). The Board of Directors is seeking approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our common stock at or above $1.00 per share in order to avoid further action by The Nasdaq Capital Market. We expect that the Reverse Stock Split will increase the bid price per share of our common stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Stock Split will have that effect, initially or in the future, or that it will enable us to maintain the listing of our common stock on The Nasdaq Capital Market.

In addition, we believe that the low per share market price of our common stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

We hope that the decrease in the number of shares of our outstanding common stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price per share, will encourage greater interest in our common stock by the financial community and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them.

There can be no assurance that the Reverse Stock Split will achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split will increase proportionately with the Reverse Stock Split, or that any increase will be sustained for any period of time.

If stockholders do not approve this Proposal, we expect our common stock to be subject to a delisting action by The Nasdaq Capital Market. We believe the Reverse Stock Split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we will be in compliance with the minimum bid requirement for even for the minimum ten-day trading period required by The Nasdaq Capital Market. Furthermore, the Reverse Stock Split cannot guarantee we will be in compliance with the market capitalization, net worth or stockholders’ equity criteria required to maintain our Nasdaq Capital Market listing.

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If our common stock is delisted from The Nasdaq Capital Market, trading of our common stock will thereafter be conducted on the OTC Markets or the “pink sheets”. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on The Nasdaq Capital Market, we would be required to meet the initial listing requirements for either The Nasdaq Capital Market or The Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock is delisted from The Nasdaq Capital Market and the price of our common stock is below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934, as amended and would be covered by Rule 15g-9 of the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions will make trading in our common stock more difficult and the market less efficient.

We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

● the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market;

● we will otherwise meet the requirements for continued inclusion for trading on The Nasdaq Capital Market;

● the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;

● the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

● the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, this Proposal is not being proposed to facilitate implementing a poison pill in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Board Discretion to Implement the Reverse Stock Split

The Board of Directors believes that providing it with discretion is in the best interests of our stockholders because it provides the Board of Directors with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If the stockholders approve this proposal, the Board of Directors would carry out the Reverse Stock Split only upon the Board of Directors’ determination that the Reverse Stock Split would be in the best interests of the stockholders at that time. If the Board of Directors fails to implement a reverse stock split prior to June 30, 2017, stockholder approval again would be required prior to implementing any reverse stock split.

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To accomplish the Reverse Stock Split, we would file an amendment to the Company Certificate with the Delaware Secretary of State. The form of amendment to the Company Certificate to accomplish the proposed Reverse Stock Split is attached as Exhibit A to this Proxy Statement. The text of the amendment to the Company Certificate is subject to modification to include such changes as the Board of Directors deems necessary and advisable to effect the Reverse Stock Split. If the Board of Directors elects to implement the Reverse Stock Split, the number of issued and outstanding shares of our Common Stock would be reduced in accordance with the exchange ratio for the Reverse Stock Split. The number of authorized shares of Preferred Stock would remain unchanged. The Reverse Stock Split would become effective upon filing the amendment to the Company Certificate with the Delaware Secretary of State. No further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split.

If the Board of Directors does not implement the Reverse Stock Split

The Board of Directors reserves its right to elect not to proceed and to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to increase the trading price of such Common Stock. However, the effect of any consummated Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of Reverse Stock Splits for companies in similar circumstances is that sometimes stock performance improves, but in many cases it does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the Common Stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions. In addition, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be issued and outstanding if the Reverse Stock Split is effectuated.

Effects on Ownership by Individual Stockholders

If we implement the Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the exchange ratio, and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that interest in a fractional share would be rounded up to the nearest whole share.

Effect on Options, Warrants and Other Securities

In addition, all outstanding options, warrants and other securities entitling their holders to purchase shares of our Common Stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise of all outstanding options, entitling the holders to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the Reverse Stock Split.

Other Effects on Outstanding Shares

If the Reverse Stock Split were implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Effect on Authorized Shares of Common Stock

The Reverse Stock Split, if implemented, would not in and of itself reduce the number of authorized shares of Common Stock.

Procedure for Implementing the Proposed Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Stock Split the Board of Directors may elect whether or not to declare effective the Reverse Stock Split. The Reverse Stock Split would be implemented by filing the amendment to the Company Certificate with the Delaware Secretary of State, and the Reverse Stock Split would become effective on the date the filing is accepted by the Secretary of State. As of the effective date of the Reverse Stock Split, each certificate representing shares of our Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split, except that holders who have not exchanged their certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares, underlying options and warrants, and other securities would also be automatically adjusted on the effective date. If we elect to exchange share certificates, our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the effective date, stockholders and holders of securities convertible into our Common Stock would be notified of the effectiveness of the Reverse Stock Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

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Accounting Consequences

The par value per share of our Common Stock would remain unchanged after the Reverse Stock Split. The per share Common Stock net income or loss and net book value will be increased for current and comparative prior periods because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Stock Split, any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.

No Appraisal Rights

Under the Delaware Business Corporate Law, stockholders are not entitled to appraisal rights with respect to the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important U.S. tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stock-Global holders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split. Each stockholder is advised to consult a qualified tax advisor.

The proposed Reverse Stock Split is intended to be treated as a “reorganization” within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged. The rounding up in respect of fractional shares will not result in a taxable event to a stockholder; however, there will be an adjustment to the stockholder’s basis equal to the fractional share times the market value on the date of issuance. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. THE COMPANY’S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

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Required Vote

The affirmative vote of a majority of the votes represented in person or by proxy at the Special Meeting is required for the adoption of the proposed amendment to the Company Certificate to authorize us to effect the Reverse Stock Split. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted “FOR” the proposed Reverse Stock Split.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF A One-FOR-TWo (1:2) TO one-for-ten (1:10) REVERSE SPLIT OF
THE COMPANY’S COMMON STOCK, TO BE EFFECTED IN SOLE THE DISCRETION OF OUR BOARD OF DIRECTORS.

Proposal 2: Approval of the Compensation of Our Named Executive Officers

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. Taking into consideration the voting results from our 2013 Annual Meeting of Stockholders concerning the frequency of the stockholder advisory vote to approve the compensation of our Named Executive Officers, we determined that we will hold an annual advisory vote to approve the compensation of our Named Executive Officers until the next advisory vote on the frequency of such future advisory votes, which will occur no later than our 2019 Annual Meeting of Stockholders. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices that the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our objectives with respect to compensation of our executive officers are to: (1) link executive compensation to our business strategy execution and performance; (2) offer compensation designed to attract, retain, and reward key executive officers; and (3) offer salary, cash bonus, and incentive compensation pay opportunities that are competitive in the marketplace, recognize achievement of our business strategy objectives, and align the long-term interests of executive officers with those of our stockholders. We believe that the information provided within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

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Additionally, the 2014 Plan, pursuant to which the Named Executive Officers may be granted equity awards, includes a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of stockholders, including the following best practices:

●	Prudent Change of Control Provisions. The 2014 Plan includes prudent “change of control” triggers such as requiring a change in beneficial ownership of 51% or more of our voting stock or consummation (rather than stockholder approval) of a significant merger or other transaction in order for a “change of control” to be deemed to have occurred. In addition, the 2014 Plan generally provides that awards will vest upon a change of control (i) only if awards are not assumed, substituted or continued and (ii) even if such awards are assumed, substituted or continued, a participant’s employment is terminated without cause or for good reason within specified time periods related to the change of control.

●	No Stock Option or Stock Appreciation Right (“SAR”) Repricings Without Stockholder Approval. The 2014 Plan prohibits the repricing of stock options or SARs without the approval of stockholders. This 2014 Plan provision applies to (i) direct repricings (lowering the exercise price of an option or the base price of an SAR), (ii) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an option price or base price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

●	Forfeiture and Recoupment. The 2014 Plan authorizes the Compensation Committee or the Board to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws.

●	Efficient Use of Equity. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management

To our knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of April 17, 2017 by:

●	each person known by the Company to beneficially own more than 5% of the outstanding shares of the common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the determination date. Unless otherwise indicated, the address for those listed below is c/o Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226. Except as indicated by footnote and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or other convertible securities held by such persons that are exercisable within 60 days of April 17, 2017, but it excludes shares of common stock underlying options or other convertible securities held by any other person. The number of shares of common stock issued and outstanding as of April 17, 2017, was [ ]. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Michael D. Pruitt (1)	603,881	[ ]%
Gregory E. Kraut (2)	191,623	*
Rich Adams (3)	66,451	*
Keith J. Johnson (5)	21,333	*
Mark D. Roberson (4)	15,663	*
Russell J. Page (5)	9,667	*
Neil G. Kiefer	2,000	*
Eric S. Lederer	375	*

Officers and directors as Group (8 persons)	906,993	[ ]%

(1)	Mr. Pruitt directly holds 172,251 shares of common stock, HOTR Warrants exercisable for 1,500 shares of common stock, Class A Warrants exercisable for 168,000 shares of common stock, and 168,000 Class B Warrants exercisable for shares of common stock. Mr. Pruitt’s IRA holds 11,200 shares of common stock and 100 Series 1 Warrants exercisable for 1,000 shares of common stock. Additionally, Avenel Financial Group, Inc., a corporation controlled by Mr. Pruitt, holds 35,050 shares of common stock, Class A Warrants exercisable for 23,940 shares of common stock, and 23,940 Class B Warrants exercisable for shares of common stock.

(2)	Mr. Kraut directly holds 191,623 shares of common stock and 300 Series 1 Preferred Warrants exercisable for 3,000 shares of common stock.

(3)	Mr. Adams directly holds 22,451 shares of common stock and HOTR Warrants exercisable for 44,000 shares of common stock.

(4)	Mr. Roberson directly holds 14,663 shares of common stock and 100 Series 1 Preferred Warrants exercisable for 1,000 shares of common stock.

(5)	Includes Class A and Class B warrants as follows:

	Shares Owned	Class A Warrants	Class B Warrants	Total
Keith J. Johnson	19,333	1,000	1,000	21,333
Russell J. Page	7,667	1,000	1,000	9,667

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10 percent of our common stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that we identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the best of our knowledge, based solely on a review of copies of the reports filed with the SEC since January 1, 2016 and on representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed on a timely basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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PROPOSAL 3: APPROVAL OF AMENDMENT TO BYLAWS

TO AUTHORIZE BOARD OF DIRECTORS TO SET MAXIMUM SIZE OF BOARD

BETWEEN FIVE AND NINE SEATS, FROM TIME TO TIME

The Board is seeking stockholder approval of an amendment to the Company’s Bylaws to allow the board to set the maximum size of the Board between five (5) and nine (9) seats, from time to time, in the Board’s sole discretion. This amendment will allow the Board flexibility to expand the board to bring on new directors without the risk of having unfilled vacancies on the Board.

If the amendment is adopted, it will become effective immediately.

The Company’s current Bylaws provide that the number of directors of the Company shall be not less than five and stockholders at any annual meeting may determine the number which shall constitute the Board and the number so determined will remain fixed unless changed at a subsequent annual meeting of shareholders.

The text of the amendment to the Bylaws is as follows:

“Article III, Section 2. Number Election and Term of Officer

The number of members of the Corporation’s Board of Directors shall not be less than five (5) nor more than nine (9), as fixed from time to time by resolution of the Board of Directors, except that in the absence of any such designation, such number shall be five (5). Each director shall be elected for a term of one (1) year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENT TO BYLAWS TO AUTHORIZE BOARD OF DIRECTORS TO SET MAXIMUM SIZE OF BOARD BETWEEN FIVE AND NINE SEATS, FROM TIME TO TIME.

Proposal 4: Ratification of the Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has appointed Cherry Bekaert LLP to audit our consolidated financial statements for fiscal 2017. A representative from Cherry Bekaert LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of Cherry Bekaert LLP is not approved by a majority of the shares cast at the annual meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Independent Registered Public Accounting Firm Fee Information

For the fiscal year ended December 31, 2016, Cherry Bekaert billed the Company for services rendered as the Company’s independent registered principal accounting firm.

2016
Audit Fees (1)	$	[ ]
Audit-Related Fees (2)		[ ]
Tax Fees (3)		[ ]
All Other Fees (4)		[ ]
Total	$	[ ]

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(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of our financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of our quarterly financial statements, assistance and review of documents filed with the SEC, consents and attestation services provided in connection with statutory and other regulatory filings and engagements.

(2)	Audit Related Fees. There were no audit related fees.

(3)	Tax Fees. There were no fees for tax services.

(4)	All Other Fees. This category includes other fees for services not included above.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires the Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (and any non-audit service provided by any other accounting firm) prior to the performance of each such service.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This practice, known as “householding”, is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials has been sent to your address.

We will promptly deliver separate copies of our Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to Secretary, Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226 or by telephone at (704) 366-5122.

AVAILABLE INFORMATION

All reports filed by the Company with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. In addition, the public may read and copy materials filed by Chanticleer Holdings, Inc. with the SEC at the SEC’s public reference room located at 450 Fifth St., N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company also provides copies of its Forms 8-K, 10-K, 10-Q, proxy statements, annual reports and press releases at no charge to stockholders upon request and makes electronic copies of such reports and press releases available through its website at www.chanticleerholdings.com as soon as is practicable after filing such material with the SEC. Requests should be sent to by mail to Secretary, Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226 or by telephone at (704) 366-5122.

Proposals for 2018 Annual Meeting

Any stockholder desiring to present a proposal for inclusion in the Proxy Statement to be acted upon at our 2018 annual meeting of stockholders in accordance with Exchange Act Rule 14a-8 must ensure that the proposal is received by us at our principal executive office no later than December 18, 2017, which is 120 calendar days before April 17, 2018, the anniversary date of this Proxy Statement’s release to stockholders in connection with the 2017 Annual Meeting.

In addition to any other applicable requirements, for business to be properly brought before the 2018 annual meeting of stockholders by a stockholder, even if the proposal or proposed director candidate is not to be included in our proxy statement, notice must be received at our principal executive office no later than March 3, 2018 in order to be considered timely.

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Other Matters Which May be Presented for Action at the Meeting

The Board does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the annual meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

By Order of the Board of Directors,

/s/ Michael D. Pruitt
Michael D. Pruitt
Chairman, President and Chief Executive Officer
April 17, 2017

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